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Mark Charles Paben                 THE HONORABLE THOMAS T. GLOVER
Lynne Brown Ellis                  Thursday, November 16, 1995
BOGLE & GATES P.L.L.C.               at 9:30 a.m.
Two Union Square
601 Union Street
Seattle, WA  98101-2346
(206) 682-5151





                         UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF WASHINGTON
                                   AT SEATTLE


In Re:                                  )      Chapter 11
                                        )      Case No. 94-03993
JAY JACOBS, INC.,                       )
                                        )
                          Debtor.       )
                                        )
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                    ORDER CONFIRMING DEBTOR'S SECOND AMENDED
                        CHAPTER 11 PLAN OF REORGANIZATION

     THIS MATTER having come before the Court on the 16th day of November, 1995 for hearing on the Debtor's First Amended Chapter 11 Plan Of Reorganization (the "First Amended Plan") filed herein by Jay Jacobs, Inc. (the "Debtor"); the Debtor's Second Amended Chapter 11 Plan Of Reorganization (the "Second Amended Plan" or the "Plan") having been filed by the Debtor on the date hereof; the Court having (a) compared the First Amended Plan and the Second Amended Plan, and


                                             [BOGLE & GATES LETTERHEAD]


ORDER CONFIRMING DEBTOR'S SECOND AMENDED
CHAPTER 11 PLAN OF REORGANIZATION - 1

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(b) determined that no additional notice or hearing is required in connection with the Second Amended Plan; the Court having reviewed the Plan, the Report Of Ballots filed pursuant to Local Rule 3018, the Debtor's Preconfirmation Report filed pursuant to Local Rule 3020(a), and the other files and records herein; any and all objections having been resolved or withdrawn;

     NOW, THEREFORE, the Court finds as follows:

     1. The First Amended Plan, the Debtor's First Amended Chapter 11 Disclosure Statement Regarding Its Chapter 11 Plan Of Reorganization, and the notice of hearing on such First Amended Plan have been transmitted to the Debtor, United States Trustee, and all creditors, equity security interest holders, beneficial owners of equity security interests, and other parties-in-interest herein, as required.

     2.  The Plan complies with the applicable provisions of the Bankruptcy
Code.

     3. The Debtor, the plan proponent, has complied with the applicable provisions of the Bankruptcy Code.

     4. The Plan has been proposed in good faith and not by any means forbidden by law.

     5. Any payments made or promised to be made by the Debtor in connection with the Plan have been fully disclosed to the Court and are reasonable.

ORDER CONFIRMING DEBTOR'S SECOND AMENDED
CHAPTER 11 PLAN OF REORGANIZATION - 2
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     6.  The Debtor has disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider.

     7. With respect to each impaired class of claims or interests under the Plan, each holder of a claim or interest of such class has accepted the Plan or will receive or retain under the Plan property of a value as of the Effective Date (as defined in the Plan) of the Plan that is not less than the amount such holder would so receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

     8. Each class of claims or interests that is impaired under the Plan has accepted the Plan.

     9. Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that with respect to each claim of a kind specified in section 507(a)(1) of the Bankruptcy Code, on the Effective Date of the Plan, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim.

     10. The Plan has been accepted in writing by at least one class of claims that is impaired under the Plan, determined without including any acceptance of the Plan by any insider.

     11. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization

ORDER CONFIRMING DEBTOR'S SECOND AMENDED
CHAPTER 11 PLAN OF REORGANIZATION - 3
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of the Debtor, except to the extent such liquidation or reorganization is proposed in the Plan.

     12. All fees payable under 28 U.S.C. Section 1930, as determined by the Court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

     13. Any and all other additional findings and conclusions of law announced by this Court at the confirmation hearing are incorporated herein by reference.

     NOW, THEREFORE, it is HEREBY ORDERED:

     1. The Plan is CONFIRMED, PROVIDED, HOWEVER, that this confirmation order shall be vacated if postconfirmation financing acceptable to the Unsecured Creditors Committee and the Debtor is not approved by order entered prior to the Effective Date.

     2. Pursuant to Article IX of the Plan, the entry of this order shall operate as a discharge of any debt, other than allowed or allowable administrative expense claims under Section 503 of the Bankruptcy Code, against the Debtor or Debtor-in-Possession that arose any time prior to the date of the entry of this order, and any debt of a kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code whether or not (a) the claim was scheduled by the Debtor, (b) a proof of claim was filed by the creditor, (c) the claim is allowed under Section 502 of the Bankruptcy Code, or (d) the holder of such has accepted the Plan, as described in Article IX of the Plan.

ORDER CONFIRMING DEBTOR'S SECOND AMENDED
CHAPTER 11 PLAN OF REORGANIZATION - 4
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     3.   As provided in Article V(E) of the Plan, pursuant to Section 1145(d)
of the Bankruptcy Code, the issuance of Note(s) (as defined in the Plan), if any, under the Plan to Class 3 Claimants is exempt from the requirements of
Section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security.

     4. As provided in Article VIII of the Plan, on the Effective Date, the 1995 Stock Option Plan attached to the Plan as Exhibit C shall become effective. Approval of the Plan by the holders and beneficial owners of the Debtor's common stock voting for the Plan (as indicated in the Report Of Ballots) and entry of this order shall constitute approval of the 1995 Stock Option Plan for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended.

     5. In light of the thirteen quarterly payments to all tax claimants mandated under the Second Amended Plan rather than the four annual payments proposed in the First Amended Plan, the Debtor shall serve a notice of confirmation of the Plan, along with a copy of the Second Amended Plan, by regular mail to all holders of Priority Tax

ORDER CONFIRMING DEBTOR'S SECOND AMENDED
CHAPTER 11 PLAN OF REORGANIZATION - 5
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Claims and Secured Tax Claims (Class 2) (as defined under the Plan) promptly following the Effective Date.

     6. All rights of Heitman Retail Properties to seek allowance of its claim for arrearages on seven certain unexpired leases identified in its claim dated November 14, 1995, as well as all rights of the Debtor, the Unsecured Creditors Committee or the Postconfirmation Creditors Committee to object to same, are expressly reserved.

     DATED this 16TH day of November, 1995.


                         /s/ The Honorable Thomas T. Glover
                         ------------------------------------
                         THE HONORABLE THOMAS T. GLOVER
                         United States Bankruptcy Judge



PRESENTED BY:

BOGLE & GATES P.L.L.C.



/s/ Mark Charles Paben
------------------------------
Mark Charles Paben
  WSBA No. 17710
Attorneys for Jay Jacobs, Inc.


ORDER CONFIRMING DEBTOR'S SECOND AMENDED
CHAPTER 11 PLAN OF REORGANIZATION - 6